                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 14, 2000

                              ACCRUE SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                      000-26437                 94-3238684
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                               48634 Milmont Drive
                         FREMONT, CALIFORNIA 94538-7353
               (Address of principal executive offices) (Zip code)


                                 (510) 580-4500
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On July 14, 2000, Accrue Software, Inc., a Delaware corporation (the "Company"), acquired specific assets (the "Acquired Assets") of the Infocharger division of Tantau Software, Inc., a Delaware corporation ("Seller"), including a high performance Internet data analysis tool, a two-year term license to certain Tantau technology, and some engineering employees of the Infocharger division became employees of Accrue in connection with the transaction (collectively, the "Asset Purchase"). The Infocharger assets were acquired in exchange for 1,666,667 newly issued shares of Accrue common stock, $0.001 par value (of which 234,722 shares are subject to the fulfillment by Tantau of certain post-closing conditions and are held in escrow) and $5,000,000 according to the terms of the Asset Purchase Agreement dated as of June 30, 2000 (the "Purchase Agreement") among the Company, Seller and its wholly owned subsidiary, Tantau Software International, Inc., a Delaware corporation ("Seller Sub"), and a Software License and Services Agreement between the Company and Seller dated June 30, 2000, (the "License", and together with the Purchase Agreement, the "Agreements").

        The Acquired Assets were valued based on their current fair market value. In connection with the Asset Purchase, Seller and Seller Sub agreed that for one year they shall not compete with the Company in the development, marketing, sale or license of software products for the purpose of E-Business Analytics (as defined in the Purchase Agreement). The source of cash funds paid by the Company under the Agreements is the Company's cash and cash equivalents.

        Seller is primarily engaged in the business of providing software for enterprises to conduct mobile e-commerce. Products developed by Seller include the Wireless Internet Platform and its associated components. Prior to execution of the Agreements, there has been no material relationship between Seller or Seller Sub and the Company or any of Company's officers, directors or affiliates.

        The shares issuable to Seller pursuant to the Asset Purchase will be issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, constitute "restricted securities" within the meaning of the Securities Act. The Company has granted certain registration rights for the shares issued in connection with the transaction.

        Under the terms of the Purchase Agreement and a related Depository Agreement dated July 14, 2000, 234,722 shares of the Company's Common Stock issued in connection with the Asset Purchaser will be held in escrow for the purpose of indemnifying the Company and its affiliates, officers, directors, employees, representatives and agents against any damages that relate to or arise from a breach of any of Seller's or Seller Sub's representations and warranties contained in the Purchase Agreement. Of such shares, 90,278 shares will be released on the six-month anniversary of the closing date of the Purchase Agreement: (i) to Seller, if specified former employees of Seller Sub remain employed by the Company as of such date, or (ii) to the Company, if such specified employees do not remain employed by the Company as of such date. The escrow will expire on the earlier of (i) the one-year anniversary

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of the closing date of the Purchase Agreement, or (ii) the release by the depository agent of all the escrowed shares pursuant to the terms of the Depository Agreement.

        For accounting purposes, the Merger will be accounted for as a "purchase".

        The number of shares of the Company's Common Stock to be issued to Seller was determined by arm's-length negotiations among the parties.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Business Acquired.

        It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

        (b) Pro Forma Financial Information.

        It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the 8-K filing.

        (c) Exhibits.

               2.1    Form of Asset Purchase Agreement dated as of June 30,
                      2000, by and between the Company, Seller and Seller Sub.

               4.1    Form of Investors' Rights Agreement, dated as of July 14,
                      2000, by and between the Company and Seller.

               10.19  Form of Tantau Software, Inc. Software License and
                      Services Agreement executed as of June 30, 2000 by and between Seller and the Company.


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            ACCRUE SOFTWARE, INC.



Date: July 25, 2000                     By: /s/ GREGORY C. WALKER
                                            ------------------------------------
                                            Gregory C. Walker
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)


                                       -3-
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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER         DESCRIPTION
------         -----------
 2.1           Form of Asset Purchase Agreement dated as of June 30, 2000, by and between the
               Company, Seller and Seller Sub.

 4.1           Form of Investors' Rights Agreement, dated as of July 14, 2000, by and between the Company and Seller.

10.19          Form of Tantau Software, Inc. Software License and Services Agreement executed as of June 30, 2000 by and between Seller and the Company.